Exhibit 99.2

Dycom Industries, Inc.
Non-GAAP Reconciliations
Investor Presentation
March 2023

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services, adjusted for the additional week in the fourth quarter of fiscal 2021, as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income (loss) before interest, taxes, depreciation and amortization, gain (loss) on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

•Non-GAAP Adjusted Net Income (Loss) - GAAP net income (loss) before the non-cash amortization of the debt discount and the related tax impact, certain tax impacts resulting from vesting and exercise of share-based awards, and certain non-recurring items. Management believes Non-GAAP Adjusted Net Income (Loss) is a helpful measure for comparing the Company’s operating performance with prior periods.

•Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share and Non-GAAP Adjusted Diluted Shares - Non-GAAP Adjusted Net Income (Loss) divided by Non-GAAP Adjusted Diluted Shares outstanding. Non-GAAP Adjusted Diluted Shares used in the computation of Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share is adjusted for common stock equivalents related to share-based awards in where their effect would be anti-dilutive. The Company had a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of its 0.75% convertible senior notes due September 2021 (the “2021 Convertible Notes”) up to an average quarterly share price of $130.43. The measure of Non-GAAP Adjusted Diluted shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share excluded dilution from the 2021 Convertible Notes.

•Notional Net Debt - Notional net debt is a Non-GAAP financial measure that is calculated by subtracting cash and equivalents from the aggregate face amount of outstanding debt. Management believes notional net debt is a helpful measure to assess the Company’s liquidity.

Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income (Loss) and Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share:
•Non-cash amortization of debt discount on 2021 Convertible Notes - The Company’s 2021 Convertible Notes were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the 2021 Convertible Notes represented a debt discount. The debt discount was amortized over the term of the 2021 Convertible Notes but did not result in periodic cash interest payments. The Company excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the 2021 Convertible Notes that would be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results.

•Charges for a wage and hour litigation settlement - During the fourth quarter of fiscal 2021, the Company incurred a $2.3 million pre-tax charge for a wage and hour litigation settlement. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.
•Goodwill impairment charge - During the first quarter of fiscal 2021, the Company incurred a goodwill impairment charge of $53.3 million for a reporting unit that performs installation services inside third party premises. Management believes excluding the goodwill impairment charge from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Loss (gain) on debt extinguishment - During the first quarter of fiscal 2022, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement. During fiscal 2021, the Company recognized a gain on debt extinguishment of $12.0 million in connection with its purchase of $401.7 million aggregate principal amount of the Company’s 2021 Convertible Notes for $371.4 million, including interest and fees. Management believes excluding the gain (loss) on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company’s current financial performance and provides management with a consistent measure for assessing the current and historical financial results.

•Charge for warranty costs - During the first quarter of fiscal 2020, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods. The Company excludes the impact of this charge from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results in the current period.

•Charge for (recovery of) previously reserved accounts receivable and contract assets - During the fourth quarter of fiscal 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. On February 25, 2019, this customer filed a voluntary petition for reorganization. During the first quarter of fiscal 2020, the Company recognized $10.3 million of pre-tax income from the recovery of previously reserved accounts receivable and contract assets based on collections from a customer. The Company excludes the impact of this recovery from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results.

•Impact on stock-based compensation expense from non-cash charge for accounts receivable and contract assets - The Company excludes the impact on stock-based compensation expense from the non-cash charge for accounts receivable and contract assets from its Non-GAAP financial measures because the Company believes it is not indicative of its underlying results or ongoing operations.

•Tax impact of the vesting and exercise of share-based awards - During fiscal 2019 through fiscal 2022, the Company excluded certain tax impacts resulting from the vesting and exercise of share-based awards. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023.

•Tax effect from a net operating loss carryback under enacted CARES Act - For the fiscal year ended January 30, 2021, the Company recognized an income tax benefit of $2.6 million during the first quarter from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of previous tax year filing - During the fiscal year ended January 25, 2020, the Company recognized an income tax expense of $1.1 million on a previous tax year filing. The Company excludes this impact because the Company believes it is not indicative of the Company’s underlying results or ongoing operations.

•Tax impact of pre-tax adjustments - The tax impact of pre-tax adjustments reflects the Company’s estimated tax impact of specific adjustments and the effective tax rate used for financial planning for the applicable period.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[1]	Non-GAAP - Organic Revenues	Growth (Decline)%
Quarter Ended					GAAP - Organic %	Non-GAAP - Organic %
January 28, 2023 (Q4 2023)	$917.5	$—	$—	$917.5	20.5%	20.5%
January 29, 2022 (Q4 2022)	$761.5	$—	$—	$761.5

October 29, 2022 (Q3 2023)	$1,042.4	$—	$—	$1,042.4	22.1%	22.1%
October 30, 2021 (Q3 2022)	$854.0	$—	$—	$854.0

July 30, 2022 (Q2 2023)	$972.3	$—	$—	$972.3	23.5%	23.5%
July 31, 2021 (Q2 2022)	$787.6	$—	$—	$787.6

April 30, 2022 (Q1 2023)	$876.3	$—	$—	$876.3	20.5%	21.1%
May 1, 2021 (Q1 2022)	$727.5	$(3.9)	$—	$723.6

January 29, 2022 (Q4 2022)	$761.5	$—	$—	$761.5	1.4%	10.1%
January 30, 2021 (Q4 2021)	$750.7	$(5.7)	$(53.2)	$691.8

October 30, 2021 (Q3 2022)	$854.0	$—	$—	$854.0	5.4%	6.6%
October 24, 2020 (Q3 2021)	$810.3	$(8.9)	$—	$801.4

July 31, 2021 (Q2 2022)	$787.6	$—	$—	$787.6	(4.4)%	(4.4)%
July 25, 2020 (Q2 2021)	$823.9	$—	$—	$823.9

May 1, 2021 (Q1 2022)	$727.5	$(3.9)	$—	$723.6	(10.7)%	(11.1)%
April 25, 2020 (Q1 2021)	$814.3	$—	$—	$814.3

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Organic Contract Revenues
Unaudited
(Dollars in millions)

	Contract Revenues - GAAP	Revenues from acquired businesses[3]	Revenues from storm restoration services	Additional week as a result of the Company’s 52/53 week fiscal year[1]	Non-GAAP - Organic Revenues	Growth (Decline)%
Four Quarters Ended						GAAP - Organic %	Non-GAAP - Organic %
January 28, 2023 (FY2023)	$3,808.5	$—	$—	$—	$3,808.5	21.7%	21.8%
January 29, 2022 (FY2022)	$3,130.5	$—	$(3.9)	$—	$3,126.7

January 29, 2022 (FY2022)	$3,130.5	$—	$(3.9)	$—	$3,126.7	(2.1)%	(0.2)%
January 30, 2021 (FY2021)	$3,199.2	$—	$(14.6)	$(53.2)	$3,131.4

January 30, 2021 (FY2021)	$3,199.2	$—	$(14.6)	$(53.2)	$3,131.4	(4.2)%	(6.1)%
January 25, 2020 (FY2020)	$3,339.7	$—	$(4.7)	$—	$3,335.0

January 25, 2020 (FY2020)	$3,339.7	$(26.6)	$(4.7)	$—	$3,308.3	6.8%	8.3%
January 26, 2019 (FY2019)	$3,127.7	$(29.6)	$(42.9)	$—	$3,055.3

January 26, 2019 (FY2019)	$3,127.7	$(69.9)	$(42.9)	$—	$3,014.9	5.0%	3.6%
January 27, 2018[2]	$2,977.9	$(32.3)	$(35.1)	$—	$2,910.5

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in millions)

	Quarter Ended
	5/1/21	7/31/21	10/30/21	1/29/22	4/30/22	7/30/22	10/29/22	1/28/23
	Q1-22	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23	Q4-23
Net income	$0.9	$18.2	$28.7	$0.8	$19.5	$43.9	$54.0	$24.8
Interest expense, net	5.9	9.3	9.1	8.8	9.1	9.3	10.6	11.6
Provision (benefit) for income taxes	(2.7)	6.5	6.2	(5.7)	0.7	15.0	15.1	7.1
Depreciation and amortization	39.1	38.5	37.8	37.3	36.6	35.3	35.5	36.7
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	43.1	72.5	81.8	41.2	66.0	103.5	115.2	80.2
(Gain) loss on sale of fixed assets	(2.9)	(1.0)	(0.4)	0.1	(5.4)	(3.5)	(5.1)	(2.8)
Stock-based compensation expense	3.7	2.3	1.8	2.0	3.1	4.6	4.5	5.7
Loss on debt extinguishment[4]	0.1	—	—	—	—	—	—	—
Non-GAAP Adjusted EBITDA	$44.1	$73.8	$83.1	$43.3	$63.7	$104.7	$114.6	$83.1

Contract revenues	$727.5	$787.6	$854.0	$761.5	$876.3	$972.3	$1,042.4	$917.5
Non-GAAP Adjusted EBITDA % of contract revenues	6.1%	9.4%	9.7%	5.7%	7.3%	10.8%	11.0%	9.1%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted EBITDA
Unaudited
(Dollars in millions)

	Fiscal Year Ended
	1/26/19	1/25/20	1/30/21	1/29/22	1/28/23
	FY2019	FY2020	FY2021	FY2022	FY2023
Net income	$62.9	$57.2	$34.3	$48.6	$142.2
Interest expense, net	44.4	50.9	29.7	33.2	40.6
Provision for income taxes	25.1	21.3	24.9	4.2	37.9
Depreciation and amortization	179.6	187.6	175.9	152.7	144.2
Earnings Before Interest, Taxes, Depreciation & Amortization (“EBITDA”)	312.0	317.0	264.8	238.6	364.9
Gain on sale of fixed assets	(19.4)	(14.9)	(10.0)	(4.2)	(16.8)
Stock-based compensation expense	20.2	10.0	12.8	9.9	17.9
Loss (gain) on debt extinguishment[4,5,6]	—	0.1	(12.0)	0.1	—
Charges for a wage and hour litigation settlement[7]	—	—	2.3	—	—
Goodwill impairment charge[8]	—	—	53.3	—	—
Charge for warranty costs[9]	—	8.2	—	—	—
Charge for (recovery of) accounts receivable and contract assets[10]	17.2	(10.3)	—	—	—
Non-GAAP Adjusted EBITDA	$330.0	$310.0	$311.0	$244.3	$366.1

Contract revenues	$3,127.7	$3,339.7	$3,199.2	$3,130.5	$3,808.5
Non-GAAP Adjusted EBITDA % of contract revenues	10.5%	9.3%	9.7%	7.8%	9.6%

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Quarterly Non-GAAP Adjusted Net Income (Loss), Non-GAAP Adjusted Diluted Earnings (Loss) Per Common Share, and Non-GAAP Adjusted Diluted Shares
Unaudited
(Dollars and shares in millions, except per share amounts)

In fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income (Loss). For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for all four quarters of fiscal 2023, Non-GAAP Adjusted Net Income equals GAAP net income presented in the table below.

	Quarter Ended
	5/1/21	7/31/21	10/30/21	1/29/22	4/30/22	7/30/22	10/29/22	1/28/23
	Q1-22	Q2-22	Q3-22	Q4-22	Q1-23	Q2-23	Q3-23	Q4-23
Net income	$0.9	$18.2	$28.7	$0.8	$19.5	$43.9	$54.0	$24.8
Adjustments:
Interest expense, net[11]	0.7	0.7	0.3	—	—	—	—	—
Loss on debt extinguishment[4]	0.1	—	—	—	—	—	—	—
Income before income taxes	0.7	0.7	0.3	—	—	—	—	—
Provision for income taxes[12]	2.8	0.3	0.1	0.1	—	—	—	—
Total adjustments, net of tax	(2.1)	0.3	0.2	(0.1)	—	—	—	—

Non-GAAP Adjusted Net Income (Loss)	(1.2)	18.5	29.0	0.7	19.5	43.9	54.0	24.8

Diluted earnings (loss) per common share	$0.03	$0.59	$0.94	$0.03	$0.65	$1.46	$1.80	$0.83
Total adjustments, net of tax	(0.07)	0.01	0.01	(0.00)	—	—	—	—
Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share	$(0.04)	$0.60	$0.95	$0.02	$0.65	$1.46	$1.80	$0.83

Shares used in computing diluted earnings (loss) per common share	31.3	30.9	30.6	30.6	30.1	29.9	30.0	30.0
Adjustment to Shares used in computing diluted earnings (loss) per common share[13]	(0.6)	—	—	—	—	—	—	—
Shares used in computing Non-GAAP Adjusted Diluted Earnings (Loss) per Common Share	30.7	30.9	30.6	30.6	30.1	29.9	30.0	30.0

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Annual Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted Earnings Per Common Share, and Non-GAAP Adjusted Diluted Shares
Unaudited
(Dollars and shares in millions, except per share amounts)

In fiscal 2019 through fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for fiscal 2023, Non-GAAP Adjusted Net Income equals GAAP net income presented in the table below.

	Fiscal Year Ended
	1/26/19	1/25/20	1/30/21	1/29/22	1/28/23
	FY2019	FY2020	FY2021	FY2022	FY2023
Net income	$62.9	$57.2	$34.3	$48.6	$142.2
Adjustments:
Cost of earned revenues, excluding depreciation and amortization[7,9]	—	8.2	2.1	—	—
General and administrative[7,10]	15.3	(10.3)	0.2	—	—
Goodwill impairment charge[8]	—	—	53.3	—	—
Interest expense, net[11]	19.1	20.1	7.4	1.7	—
Loss (gain) on debt extinguishment[4,5]	—	—	(12.0)	0.1	—
Income before income taxes	34.4	18.0	50.9	1.7	—
Provision for income taxes[12]	8.8	2.8	3.8	3.4	—
Total adjustments, net of tax	25.6	15.2	47.1	(1.6)	—

Non-GAAP Adjusted Net Income	88.5	72.4	81.4	46.9	142.2

Diluted earnings per common share	$1.97	$1.80	$1.07	$1.57	$4.74
Total adjustments, net of tax and dilutive share effect of 2021 Convertible Notes[14]	0.82	0.48	1.47	(0.05)	—
Non-GAAP Adjusted Diluted Earnings per Common Share	$2.78	$2.27	$2.54	$1.52	$4.74

Shares used in computing diluted earnings per common share	32.0	31.8	32.1	30.8	30.0
Adjustment to Shares used in computing diluted earnings per common share[14]	(0.2)	—	—	—	—
Shares used in computing Non-GAAP Adjusted Diluted Earnings per Common Share	31.8	31.8	32.1	30.8	30.0

Note: Amounts above may not add due to rounding.

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

Calculation of Cumulative Cash Flows Fiscal 2013 through Fiscal 2023
Unaudited
(Dollars in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, net of Proceeds from Assets Sales	Cash Paid for Acquisitions, net of Cash Acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities[15]	Other Investing Activities[16]	Total Amount Provided by (Used in) Other Financing and Investing Activities
Fiscal 2023	$164.8	$(183.6)	$(0.4)	$(48.7)	$(18.7)	$—	$(18.7)
Fiscal 2022	308.7	(151.7)	—	(106.1)	248.1	—	248.1
Fiscal 2021	381.8	(44.6)	—	(100.0)	(283.4)	—	(283.4)
Fiscal 2020	58.0	(101.5)	—	—	(31.1)	0.3	(30.8)
Fiscal 2019	124.4	(142.0)	(20.9)	—	80.9	1.6	82.5
Six months ended January 27, 2018	160.5	(76.0)	—	(16.9)	(21.5)	(0.7)	(22.2)
Fiscal 2017	256.4	(185.2)	(24.2)	(62.9)	20.4	0.3	20.7
Fiscal 2016	261.5	(175.5)	(157.2)	(170.0)	254.1	(0.5)	253.6
Fiscal 2015	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
Fiscal 2014	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
Fiscal 2013	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
Cumulative	$2,049.0	$(1,286.3)	$(582.0)	$(617.0)	$607.4	$(3.9)	$603.5

Cash and cash equivalents at January 28, 2023				$224.2
Cash and cash equivalents at July 28, 2012				52.6
Net increase in cash and cash equivalents				171.6
Net decrease in restricted cash[17]				(4.3)
Total increase in cash, cash equivalents, and restricted cash				$167.3

Note: Amounts above may not add due to rounding.

Notes to Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures

1 The Company has a 52/53 week fiscal year. All quarter periods and fiscal years presented contain 13 weeks and 52 weeks, respectively, except for the quarter and fiscal year ended January 30, 2021, which contained an additional week of operations.
The Non-GAAP adjustment for the additional week of operations for the quarter ended January 30, 2021 is calculated as (i) contract revenues less (ii) contract revenues from storm restoration services (iii) divided by 14 weeks.
2 Due to the change in the Company’s fiscal year end, the Company’s fiscal 2018 six month transition period consisted of Q1 2018 and Q2 2018. Amounts provided for the Four Quarters Ended January 27, 2018 represent the aggregate of Q3 2017, Q4 2017, Q1 2018 and Q2 2018 for comparative purposes to other twelve month periods presented.
3 Amounts represent contract revenues from acquired businesses that were not owned for the full period in both the current and comparable prior periods, including any contract revenues from storm restoration services for these acquired businesses.
4 During the quarter ended May 1, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement.
5 During fiscal 2021, the Company purchased $401.7 million aggregate principal amount of its 2021 Convertible Notes for $371.4 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net gain on debt extinguishment of $12.0 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
6 During fiscal 2020, the Company purchased $25.0 million aggregate principal amount of its 2021 Convertible Notes for $24.3 million, including interest and fees. The purchase price was allocated between the debt and equity components of the 2021 Convertible Notes. Based on the net carrying amount of the 2021 Convertible Notes, the Company recognized a net loss on debt extinguishment of $0.1 million after the write-off of associated debt issuance costs. The Company also recognized the equity component of the settlement of the 2021 Convertible Notes.
7 During the quarter ended January 30, 2021, the Company incurred a $2.3 million pre-tax charge for a wage and hour litigation settlement. Of the $2.3 million pre-tax charge $2.1 million and $0.2 million were included in costs of earned revenues and general and administrative expenses, respectively.
8 The Company incurred a goodwill impairment charge of $53.3 million during the quarter ended April 25, 2020 for a reporting unit that performs installation services inside third party premises.
9 During the quarter ended April 27, 2019, the Company recorded an $8.2 million pre-tax charge for estimated warranty costs for work performed for a customer in prior periods.
10 During the quarter ended January 26, 2019, the Company recognized a pre-tax non-cash charge for accounts receivable and contract assets of $17.2 million related to balances owed from a customer. Partially offsetting this charge, the Company’s stock-based compensation expense was reduced by approximately $1.9 million for the quarter ended January 26, 2019 as a result of the pre-tax non-cash charge for accounts receivable and contract assets. On February 25, 2019, this customer filed a voluntary petition for reorganization. During the quarter ended April 27, 2019, the Company recognized $10.3 million of pre-tax income from the recovery of these previously reserved accounts receivable and contract assets based on collections from the customer.
11 Amounts represent the non-cash amortization of the debt discount associated with the Company’s 2021 Convertible Notes.
12 Amounts represent the tax related impact of all pre-tax adjustments. During fiscal 2019 through fiscal 2022, the Company excluded certain tax impacts from the vesting and exercise of share-based awards when calculating Non-GAAP Adjusted Net Income. For comparability to other companies in the industry, the Company no longer excludes these tax impacts from its Non-GAAP measures beginning with the results for the first quarter of fiscal 2023. As there are no Non-GAAP adjustments for all four quarters of fiscal 2023, Non-GAAP Adjusted Net Income equals GAAP net income. Additionally, during fiscal 2020, the Company recognized an income tax expense of $1.1 million on a previous tax year filing and, during fiscal 2021, the Company recognized an income tax benefit of $2.6 million from a net operating loss carryback under the enacted U.S. Coronavirus Aid, Relief, and Economic Security (CARES) Act.
13 For the quarter ended May 1, 2021, shares used in the calculation of GAAP diluted earnings per common share include the dilutive impact of common stock equivalents related to share-based awards. For the calculation of Non-GAAP Adjusted Loss per Common Share, common stock equivalents related to share-based awards are excluded as their effect would be anti-dilutive.
14 The Company had a hedge in effect to offset the economic dilution of additional shares that would be issued in connection with the conversion of the 2021 Convertible Notes up to an average quarterly share price of $130.43. Non-GAAP Adjusted Diluted Shares excluded the GAAP dilutive share effect of the 2021 Convertible Notes for fiscal 2019.
15 Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.
16 Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.
17 The Company adopted Accounting Standards Update No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash ("ASU 2016-18"), effective January 28, 2018. ASU 2016-18 requires that restricted cash be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. Prior to the adoption of this guidance, changes in restricted cash were presented within cash flows in other investing activities.